Exhibit 15.5

April 14, 2017

Euronav NV
De Gerlachekaai 20
2000 Antwerpen
Belgium

Re:          Euronav NV
Ladies and Gentlemen:
Reference is made to the annual report on Form 20-F of Euronav NV (the "Company") for the year ended December 31, 2016 (the "Annual Report") and the registration statement on Form F-3 (Registration No. Registration No. 333-210849) of the Company, as may be amended, including the prospectus contained therein and any prospectus supplement related thereto (the "Registration Statement"). We hereby consent to (i) the filing of this letter as an exhibit to the Annual Report, which is incorporated by reference into the Registration Statement and (ii) each reference to us and the discussions of advice provided by us in the Annual Report under the section "Item 10. Additional Information—E. Taxation" and to the incorporation by reference of the same in the Registration Statement, in each case, without admitting we are "experts" within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder with respect to any part of the Registration Statement.
Very truly yours,

/s/ Nico Goossens